Exhibit 99.1

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’ Restaurants, Inc.

704.519.2118

Bojangles’, Inc. Reports Financial Results for its Third Fiscal Quarter 2017

Revises Annual Guidance for its Fiscal Year 2017

Announces $50 Million Share Repurchase Authorization

CHARLOTTE, N.C. — (Globe Newswire) — November 1, 2017 — Bojangles’, Inc. (Bojangles’) (NASDAQ: BOJA) today announced financial results for the 13-week third fiscal quarter ended September 24, 2017. Bojangles’ also revised its annual guidance for the 53-week fiscal year 2017 ending on December 31, 2017 and announced that its Board of Directors has authorized a $50 million share repurchase program.

Highlights for the Third Fiscal Quarter of 2017

•	Total revenues increased 0.2% to $133.4 million from $133.2 million in the prior year fiscal quarter;

•	System-wide comparable restaurant sales decreased 2.2%, while company-operated comparable restaurant sales decreased 3.3% and franchised comparable restaurant sales decreased 1.5%;

•	10 system-wide restaurants were opened – 4 company-operated restaurants and 6 franchised restaurants;

•	Net Income was $7.0 million as compared to $10.0 million in the prior year fiscal quarter;

•	Diluted Net Income per Share was $0.18 as compared to $0.27 in the prior year fiscal quarter;

•	Adjusted Net Income* was $6.6 million as compared to $9.3 million in the prior year fiscal quarter;

•	Adjusted Diluted Net Income per Share* was $0.17 as compared to $0.25 in the prior year fiscal quarter; and

•	Adjusted EBITDA* was $16.3 million as compared to $22.2 million in the prior year fiscal quarter.

*	Descriptions of Adjusted Net Income, Adjusted Diluted Net Income per Share, Adjusted EBITDA and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations to GAAP figures are provided in the tables at the end of this release.

“The prolonged competitive retail environment amidst aggressive discounting across the restaurant industry continued during our third fiscal quarter 2017, and consumers remain focused on value offerings,” said Bojangles’ President and CEO Clifton Rutledge.

“As a result, we are placing a renewed emphasis on accentuating value through our marketing efforts, such as our recent launch of ‘five hearty meal combos for just $5 each’ and ‘two buck breakfast’ focusing on breakfast biscuit sandwiches priced at less than $2, and we intend to continue to refine that message,” concluded Mr. Rutledge.

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

Third Fiscal Quarter 2017 Financial Review

System-wide comparable restaurant sales decreased 2.2%, consisting of a 3.3% decrease in company-operated comparable restaurant sales and a 1.5% decrease in franchised comparable restaurant sales. The comparable restaurant sales decrease at company-operated restaurants was composed of a decrease in transactions and mix, partially offset by increases in price.

Total revenues increased 0.2% to $133.4 million in the third fiscal quarter of 2017 from $133.2 million in the prior year fiscal quarter. The increase was primarily due to a net additional 50 system-wide restaurants at September 24, 2017 compared to September 25, 2016, partially offset by comparable restaurant sales declines at our company-operated and franchised restaurants.

Company restaurant revenues decreased 0.1% to $126.2 million in the third fiscal quarter of 2017 from $126.4 million in the prior year fiscal quarter. Franchise royalty revenues increased 4.1% to $7.0 million in the third fiscal quarter of 2017 from $6.7 million in the prior year fiscal quarter.

Restaurant contribution, a non-GAAP measure, decreased 24.5% to $17.6 million in the third fiscal quarter of 2017 from $23.3 million in the prior year fiscal quarter. As a percentage of company restaurant revenues, restaurant contribution margin, a non-GAAP measure, decreased to 13.9% in the third fiscal quarter of 2017 from 18.4% in the prior year fiscal quarter.

General and administrative expenses increased 5.8% to $9.8 million in the third fiscal quarter of 2017 from $9.3 million in the prior year fiscal quarter.

Net Income decreased 30.6% to $7.0 million in the third fiscal quarter of 2017 compared to $10.0 million in the prior year fiscal quarter. Diluted Net Income per Share decreased 33.3% to $0.18 in the third fiscal quarter of 2017 compared to $0.27 in the prior year fiscal quarter.

Adjusted Net Income, a non-GAAP measure, decreased 28.7% to $6.6 million in the third fiscal quarter of 2017 compared to $9.3 million in the prior year fiscal quarter. Adjusted Diluted Net Income per Share decreased 32.0% to $0.17 in the third fiscal quarter of 2017 compared to $0.25 in the prior year fiscal quarter.

Adjusted EBITDA, a non-GAAP measure, decreased 26.9% to $16.3 million in the third fiscal quarter of 2017 from $22.2 million in the prior year fiscal quarter.

Guidance

Bojangles’ is revising its annual outlook for the 53-week period ending on December 31, 2017:

•	Total revenues of $544.0 million to $547.0 million (previously $549.0 million to $553.0 million);

•	System-wide comparable restaurant sales of negative low-single digits (no change);

•	The opening of 50 to 52 system-wide restaurants (previously 53 to 56);

•	25 to 26 company-operated restaurants (no change);

•	25 to 26 franchised restaurants (previously 28 to 30);

•	Net increase of 43 to 45 system-wide restaurants (previously 45 to 48);

•	Net increase of 15 to 16 company-operated restaurants (previously 16 to 17), which includes the impact of our refranchising of six company-operated restaurants;

•	Net increase of 28 to 29 franchised restaurants (previously 29 to 31), which includes the impact of our refranchising of six company-operated restaurants;

•	Restaurant contribution margin of 15.0% to 15.5% (previously 16.0% to 16.3%);

•	General and administrative expenses of $39.5 million to $40.5 million (previously $40.0 million to $41.0 million);

•	Cash capital expenditures of $12.0 million to $13.0 million (previously $17.5 million to $18.0 million);

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

•	Adjusted Diluted Net Income per Share of $0.77 to $0.80 (previously $0.81 to $0.84); and

•	Adjusted EBITDA of $73.0 million to $75.0 million (previously $78.0 million to $80.0 million).

In addition, beginning in fiscal year 2018, we will be slowing the pace of system-wide unit expansion by reducing development of company-operated restaurants while shifting our focus towards enabling new and existing franchised partners to lead brand expansion on a go-forward basis.

We have not reconciled guidance for Adjusted Diluted Net Income per Share or Adjusted EBITDA to the corresponding GAAP financial measures because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Share Repurchase Authorization

The Bojangles’ Board of Directors has approved a share repurchase program under which we may purchase up to $50 million of our outstanding common stock through April 30, 2019. Purchases under the program may be made in the open market (including, without limitation, the use of Rule 10b5-1 plans) in compliance with applicable federal securities laws, including the Securities and Exchange Commission (“SEC”) Rule 10b-18. We have no obligation to repurchase shares under this authorization, and the timing, number and purchase price of any shares repurchased will be based on a number of factors, including Bojangles’ evaluation of general market and economic conditions, the trading price of the common stock, regulatory requirements, and compliance with the terms of the Bojangles’ outstanding indebtedness. The share repurchase program may be extended, modified, suspended or discontinued at any time.

Bojangles’ expects to fund the share repurchase program with either, or a combination of, existing cash on hand, cash generated from operations and borrowings under its revolving line of credit.

Conference Call and Webcast Today

Bojangles’ will host a conference call and webcast to discuss the third fiscal quarter 2017 results as well as fiscal year 2017 guidance today at 5:00 p.m. Eastern Time. The conference call dial-in number is 201-493-6725. A telephone replay will be available through Friday, December 1, 2017 and may be accessed by dialing 412-317-6671. The conference ID is 13669874.

The conference call will also be webcast live and later archived on the Investors section of our website at www.bojangles.com.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes. Founded in 1977 in Charlotte, N.C., Bojangles’® serves menu items such as delicious, famous chicken, made-from-scratch buttermilk biscuits, flavorful fixin’s and Legendary Iced Tea®. At September 24, 2017, Bojangles’ had 749 system-wide restaurants, of which 316 were company-operated and 433 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook and Twitter.

Note Regarding Comparable Restaurant Sales

Comparable restaurant sales reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A restaurant enters our comparable restaurant base the first full day of the month after being open for 15 months using a mid-month convention. Refranchised restaurants are excluded from our comparable restaurant base for the twelve-month period following

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

the date of the refranchising. If a company-operated restaurant is temporarily closed for a full calendar week due to items such as a remodel, scrape and rebuild, casualty event, severe weather conditions or any other short-term closure, it is removed from the comparable restaurant sales calculations for such period it is temporarily closed. If a franchised restaurant is temporarily closed for a full calendar week due to items such as a remodel, scrape and rebuild, casualty event, severe weather conditions or any other short-term closure, it is removed from the comparable restaurant sales calculations for the entire month(s) impacted by the temporary closure.

Use and Definition of Non-GAAP Measures

We utilize certain non-GAAP measures when assessing the operational strength and the performance of our business. We believe these non-GAAP measures assist our board of directors, management and investors in comparing our operating performance, on a consistent basis from period to period, by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary significantly among similar companies. Bojangles’ cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, reported GAAP results.

Restaurant contribution is defined as company restaurant revenues less food and supplies costs, restaurant labor costs and operating costs, as identified by the reconciliation table below. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant revenues. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of our company-operated restaurants and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Included with the reconciliations to GAAP figures provided in the tables at the end of this release is a reconciliation of our restaurant contribution to the line item on the condensed consolidated statements of operations entitled “Company restaurant revenues,” which we believe is the most directly comparable GAAP measure on our condensed consolidated statements of operations.

Adjusted Net Income represents company net income before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below. Adjusted Diluted Net Income per Share represents company diluted net income per share before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below.

EBITDA represents company net income before interest expense (net of interest income), provision for income taxes and depreciation and amortization. Adjusted EBITDA represents company net income before interest expense (net of interest income), provision for income taxes, depreciation and amortization, items that we do not consider representative of our ongoing operating performance and certain non-cash items, as identified in the reconciliation table below.

Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA.

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical or current facts included in this release are forward-looking statements. Forward-looking statements discuss our current expectations, projections and guidance relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. Actual results may differ materially from these expectations due to risks relating to, among other risks, our vulnerability to changes in consumer preferences and economic conditions; our ability to open restaurants in new and existing markets and expand our franchise system; our ability to generate comparable restaurant sales growth; financial or other difficulties, which could cause our restaurants and our franchisees’ restaurants to close; our ability to generate increased sales or profits from new menu items, advertising campaigns, changes in discounting strategy, technology initiatives or restaurant designs and remodels; cancellation of or delay in anticipated future restaurant openings; our reliance on, limited degree of control over and potential responsibility for, our franchisees; increases in the cost of chicken, pork, dairy, wheat, corn and other products; our ability to compete successfully with other quick-service and fast-casual restaurants; our vulnerability to conditions in the Southeastern United States; negative publicity, whether or not valid; concerns about food safety and quality and about food-borne illnesses, including adverse public perception due to the occurrence of avian flu, swine flu or other food-borne illnesses, such as salmonella, E. coli, or others; changes in employment and labor laws; labor shortages and increases in labor costs; and our dependence upon frequent and timely deliveries of restaurant food and other supplies. For further details and discussion of these and other risks and uncertainties, see our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, which was filed with the SEC on March 7, 2017, and which is available at www.sec.gov. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this earnings release. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 24, 2017	December 25, 2016
Assets
Current assets:
Cash and cash equivalents	$17,722	13,898
Accounts and vendor receivables, net	3,819	5,421
Accounts receivable, related parties, net	352	386
Inventories, net	3,659	3,326
Other current assets	5,661	3,033

Total current assets	31,213	26,064
Property and equipment, net	56,455	52,275
Goodwill	161,140	161,140
Brand	290,500	290,500
Franchise rights, net	23,420	24,243
Favorable leases, net	757	981
Other noncurrent assets	4,128	4,569

Total assets	$567,613	559,772

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,261	16,818
Accrued expenses	23,353	17,940
Current maturities of long-term debt	—	2,132
Current maturities of capital lease obligations	7,666	7,299
Other current liabilities	6,823	4,390

Total current liabilities	49,103	48,579
Long-term debt, less current maturities and deferred debt issuance costs, net	133,846	153,630
Deferred income taxes	110,262	111,312
Capital lease obligations, less current maturities	23,373	22,524
Other noncurrent liabilities	13,551	12,937

Total liabilities	330,135	348,982

Stockholders’ equity:
Preferred stock	—	—
Common stock	370	365
Additional paid-in capital	128,222	124,802
Retained earnings	108,567	85,377
Accumulated other comprehensive income	319	246

Total stockholders’ equity	237,478	210,790

Total liabilities and stockholders’ equity	$567,613	559,772

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Revenues:
Company restaurant revenues	$126,207	126,358	378,048	372,446
Franchise royalty revenues	7,018	6,739	20,509	19,532
Other franchise revenues	200	100	738	470

Total revenues	133,425	133,197	399,295	392,448

Company restaurant operating expenses:
Food and supplies costs	40,525	39,331	119,208	116,872
Restaurant labor costs	37,081	35,115	110,365	102,976
Operating costs	31,009	28,625	90,441	83,645
Depreciation and amortization	3,501	3,225	10,082	9,432

Total Company restaurant operating expenses	112,116	106,296	330,096	312,925

Operating income before other operating expenses	21,309	26,901	69,199	79,523

Other operating expenses:
General and administrative	9,814	9,276	28,584	28,189
Depreciation and amortization	747	745	2,225	2,178
Impairment	126	592	1,123	981
(Gain) loss on disposal of property and equipment and other	(135)	138	(238)	(51)

Total other operating expenses	10,552	10,751	31,694	31,297

Operating income	10,757	16,150	37,505	48,226
Amortization of deferred debt issuance costs	(147)	(199)	(440)	(567)
Interest income	2	—	15	4
Interest expense	(1,495)	(1,819)	(4,776)	(5,782)

Income before income taxes	9,117	14,132	32,304	41,881
Income taxes	2,160	4,113	9,114	13,987

Net income	$6,957	10,019	23,190	27,894

Net income per share:
Basic	$0.19	0.28	0.63	0.77

Diluted	$0.18	0.27	0.60	0.74

Weighted average shares used in computing net income per share:
Basic	37,012	36,355	36,760	36,195

Diluted	38,475	37,650	38,561	37,561

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016
Cash flows from operating activities:
Net income	$23,190	27,894
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(1,093)	(2,244)
Depreciation and amortization	12,307	11,610
Amortization of deferred debt issuance costs	440	567
Impairment	1,123	981
Gain on disposal of property and equipment and other	(238)	(51)
Provision (benefit) for doubtful accounts	3	(65)
Provision for inventory spoilage	18	7
Benefit for closed stores	—	(51)
Stock-based compensation	1,185	953
Excess tax benefit from stock-based compensation	—	(1,770)
Changes in operating assets and liabilities	(117)	4,950

Net cash provided by operating activities	36,818	42,781

Cash flows from investing activities:
Purchases of franchisee’s assets	—	(100)
Purchases of property and equipment	(7,476)	(5,950)
Proceeds from disposition of property and equipment	148	49

Net cash used in investing activities	(7,328)	(6,001)

Cash flows from financing activities:
Principal payments on long-term debt	(22,357)	(29,736)
Stock option exercises	2,343	857
Vesting of restricted stock units	(103)	—
Excess tax benefit from stock-based compensation	—	1,770
Principal payments on capital lease obligations	(5,549)	(4,455)

Net cash used in financing activities	(25,666)	(31,564)

Net increase in cash and cash equivalents	3,824	5,216
Cash and cash equivalents balance, beginning of fiscal period	13,898	14,263

Cash and cash equivalents balance, end of fiscal period	$17,722	19,479

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net income	$6,957	10,019	23,190	27,894

Certain professional, transaction and other costs (a)	—	24	3	66
Payroll taxes associated with stock option exercises (b)	24	8	122	79
Distributor transition costs (c)	—	—	—	81
Executive separation expenses (d)	—	197	551	197
State income tax rate change (e)	(367)	(908)	(367)	(908)
Tax impact of adjustments (f)	(9)	(82)	(253)	(156)

Total adjustments	(352)	(761)	56	(641)

Adjusted Net Income	$6,605	9,258	23,246	27,253

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Diluted net income per share	$0.18	0.27	0.60	0.74

Certain professional, transaction and other costs (a)	—	—	—	—
Payroll taxes associated with stock option exercises (b)	—	—	—	—
Distributor transition costs (c)	—	—	—	—
Executive separation expenses (d)	—	—	0.02	0.01
State income tax rate change (e)	(0.01)	(0.02)	(0.01)	(0.02)
Tax impact of adjustments (f)	—	—	(0.01)	—

Total adjustments	(0.01)	(0.02)	—	(0.01)

Adjusted Diluted Net Income per Share	$0.17	0.25	0.60	0.73

(a)	Includes costs associated with third-party consultants for one-time projects, public offering expenses and certain professional fees and transaction costs related to financing transactions. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(b)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when our directors or employees exercise stock options that were outstanding prior to our initial public offering.
(c)	Includes expenses incurred in connection with the transition to our new distributor.
(d)	Represents severance and legal fees associated with former executives departing the Company.
(e)	As a result of the enacted reductions to the North Carolina corporate income tax rate during both of the thirteen weeks ended September 24, 2017 and September 25, 2016, we adjusted our deferred income taxes by applying the lower rate, which resulted in a corresponding decrease to income tax expense.
(f)	Represents the income tax expense associated with the adjustments in (a) through (e) that are deductible for income tax purposes.

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net income	$6,957	10,019	23,190	27,894
Income taxes	2,160	4,113	9,114	13,987
Interest expense, net	1,493	1,819	4,761	5,778
Depreciation and amortization (a)	4,395	4,169	12,747	12,177

EBITDA	15,005	20,120	49,812	59,836
Non-cash rent (b)	321	414	1,090	1,185
Stock-based compensation (c)	505	404	1,185	953
Payroll taxes associated with stock option exercises (d)	24	8	122	79
Preopening expenses (e)	302	346	1,026	942
Certain professional, transaction and other costs (f)	—	24	3	66
Distributor transition costs (g)	—	—	—	81
Executive separation expenses (h)	—	197	551	197
Impairment and dispositions (i)	99	730	1,033	979

Adjusted EBITDA	$16,256	22,243	54,822	64,318

(a)	Includes amortization of deferred debt issuance costs.
(b)	Includes deferred rent, which represents the extent to which our rent expense has been above or below our cash rent payments, amortization of favorable (unfavorable) leases and closed store reserves for rent net of cash payments. We expect to continue to incur similar expenses in future periods as we record rent expense in accordance with GAAP, as well as continue to amortize favorable (unfavorable) leases and record closed store reserves.
(c)	Represents non-cash, stock-based compensation. We expect to incur similar expenses in future periods as we record stock-based compensation related to existing grants (and any potential future grants) in accordance with GAAP.
(d)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when our directors or employees exercise stock options that were outstanding prior to our initial public offering.
(e)	Includes expenses directly associated with the opening of company-operated restaurants and incurred prior to the opening of a company-operated restaurant. We expect to continue to incur similar expenses as we open company-operated restaurants.
(f)	Includes costs associated with third-party consultants for one-time projects, public offering expenses and certain professional fees and transaction costs related to financing transactions. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(g)	Includes expenses incurred in connection with the transition to our new distributor.
(h)	Represents severance and legal fees associated with former executives departing the Company.
(i)	Includes (gain) loss on disposal of property and equipment and other, impairment and cash proceeds on disposals from disposition of property and equipment. We could continue to record impairment expense in future periods if performance of company-operated restaurants is not sufficient to recover the carrying amount of the related long-lived assets. We may incur future (gains) losses and receive cash proceeds on disposal of property and equipment associated with retirement, replacement or write-off of fixed assets.

Bojangles’, Inc. – Fiscal Year 2017

Third Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Company Restaurant Revenues to Restaurant Contribution

(in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Company restaurant revenues	$126,207	126,358	378,048	372,446
Food and supplies costs	(40,525)	(39,331)	(119,208)	(116,872)
Restaurant labor costs	(37,081)	(35,115)	(110,365)	(102,976)
Operating costs	(31,009)	(28,625)	(90,441)	(83,645)

Restaurant contribution	$17,592	23,287	58,034	68,953

Restaurant contribution margin	13.9%	18.4%	15.4%	18.5%